Exhibit 23.2   Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-70490 and Form S-8 No. 333-03157) pertaining to the 1993 Non-Executive Stock Incentive Plan of our reports dated June 19, 1997, with respect to the consolidated financial statements of Ruby Tuesday, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended May 31, 1997, filed with the Securities and Exchange Commission.



                                 /s/Ernst & Young, LLP
                                    Ernst & Young, LLP


Birmingham, Alabama
October 27, 1997